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                                                              EXHIBIT 10.8


                     AMENDMENT TO EMPLOYMENT AGREEMENT


     Amendment dated effective the 4th day of February, 1998, to an Employment Agreement dated April 13, 1992 (the "Employment Agreement") between Mid-America Realty Investments, Inc. (formerly Dial Reit, Inc.), a Maryland corporation ("MDI") and Jerome L. Heinrichs ("Executive").

     WHEREAS, MDI and Executive have entered into the Employment Agreement and wish to amend a provision of the Employment Agreement relating to the period during which certain lump-sum payments would be made to Executive following a change-of-control of MDI as defined in the Employment Agreement, and

     WHEREAS, the parties have agreed with respect to the terms of such change.

     NOW, THEREFORE, the parties agree that subparagraph (a) of paragraph SEVENTH of the Employment Agreement is hereby amended so that the words "during the first seventy-two (72) months of Executive's employment hereunder" shall be changed to "during the first eighty-four (84) months of Executive's employment hereunder".

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                     MID-AMERICA REALTY INVESTMENTS, INC.



                                     By:  _____________________________
                                          Dennis G. Gethmann, President



                                          ______________________________
                                          Jerome L. Heinrichs










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